                                                                      EXHIBIT 99


(FIRST TENNESSEE LOGO)

NEWS RELEASE

RELEASE: Immediate
DATE:    July 18, 2000


Financial Information:           Media Information:          Investor Relations:
----------------------           ------------------          -------------------
Teresa Rosengarten               Kim Cherry                  Marty Mosby
(901) 523-4161                   (901) 523-4726              (901) 523-5620


                 FIRST TENNESSEE REPORTS SECOND QUARTER EARNINGS


MEMPHIS, TENN. -- First Tennessee National Corporation (First Tennessee) announced today second quarter earnings of $55.4 million or $.42 diluted earnings per share. This compares with last year's second quarter earnings of $61.0 million or $.45 diluted earnings per share. Return on average shareholders' equity was 17.4 percent and return on average assets was 1.14 percent for the second quarter of 2000, compared with 20.9 percent and 1.33 percent, respectively, for the same period in 1999. Total assets were $19.8 billion and shareholders' equity was $1.3 billion at June 30, 2000. At June 30, 1999, total assets were $18.6 billion and shareholders' equity was $1.2 billion.

For the first six months of 2000, net income totaled $94.9 million, or $.72 per diluted share, compared with $114.0 million, or $.85 per diluted share, in the first six months of 1999. Return on average shareholders' equity for the first half of 2000 was 15.2 percent and return on average assets was .99 percent compared with 20.0 percent and 1.24 percent, respectively, for the same period in 1999.

"The current business environment, including recent interest rate increases and the expectation for more, has continued to negatively affect the revenues from two of our business lines -- mortgage banking and capital markets -- which has only been partially offset by the performance of our other businesses," said Ralph Horn, chairman and chief executive officer of First Tennessee. "Contrary to our initial expectations, these market developments are extending into the third quarter, and if prolonged into the remainder of the year will continue to negatively affect our earnings. However, we continue to evaluate opportunities to enhance our profitability and I remain encouraged by the commitment and execution of our employees in this unfavorable environment."

INCOME STATEMENT
Total revenues declined 9 percent from the second quarter of 1999, with a decline in fee income (noninterest income excluding securities gains and losses) of 15 percent and an increase in net interest income of 4 percent. In the second quarter of 2000, fee income contributed approximately 62 percent to total revenues compared with approximately 67 percent for the same period in 1999. For the first six months of 2000, total revenues declined 12 percent over the previous year, primarily due to a 19 percent decline in fee income. Fee income contributed approximately 61 percent to total revenues compared with 66 percent in 1999.

NONINTEREST INCOME
Fee income was $250.7 million for the second quarter of 2000 compared with $294.3 million for the same period in 1999. For the six-month comparison, fee income was $471.5 million in 2000 compared with $580.9 million in 1999. A discussion of major line items follows.

Mortgage banking
Fee income in First Horizon Home Loans (mortgage banking) for the second quarter of 2000 was $134.2 million, a decline of 24 percent from the $175.7 million earned in the same period one year ago. Mortgage banking fee income consists of various revenue streams from the origination process, servicing, and other activities such as sales of servicing.

Origination activity fell 24 percent (from $5.6 billion to $4.3 billion) due to the rise in interest rates and competitive pricing pressures which have been in progress for the past several quarters. Mortgage rates in the second quarter of 2000 were at least 1 percentage point higher than the same period one year ago. More importantly, mortgage rates in the second quarter of 2000 were substantially higher than the average rates on existing mortgage loans, making it economically impractical for customers to refinance. As a result, the decline in origination volume came from lower refinance volume. Fees from the mortgage origination process (origination fees, profits from the sale of loans and secondary marketing activities) declined 45 percent from the second quarter of 1999 (from $116.3 million to $63.5 million). This decline came from fewer loans sold into the secondary market due to less production and a smaller beginning warehouse, lower margins related to competitive pricing pressures and a shift in product mix, and losses of approximately $4 million on certain loans affected by the volatility of interest rate movements.

At June 30, 2000, the servicing portfolio totaled $45.8 billion compared with $44.3 billion at June 30, 1999. Servicing fees for the second quarter of 2000 were $38.6 million compared with $43.7 million for the same period in 1999. The lower level of fees was due to the classification of excess mortgage servicing rights to "interest-only" strips held in the investment securities portfolio and the portfolio's lower weighted average service fee due to change in mix driven by prior period bulk sales. Bulk servicing sales of only $.3 billion were transacted in the second quarter of 2000, compared with $1.9 billion in the second quarter of 1999. In addition, approximately $.5 billion of bulk servicing was purchased during the second quarter of 2000, compared with no purchases in the same period in 1999.

For the second quarter of 2000 miscellaneous mortgage income totaled $32.3 million which included the $40.9 million gain from the sale of the HomeBanc Mortgage division, net of recognizing $13.9 million of losses on hedge instruments associated with the mortgage servicing rights portfolio. Miscellaneous mortgage income was $12.0 million in the second quarter of 1999.

For the first six months of 2000, mortgage banking noninterest income was $234.1 million compared with $344.5 million for the same period in 1999.

Capital markets
The increase in interest rates also negatively impacted First Tennessee Capital Markets, which produced fee income of $18.9 million during the second quarter of 2000 compared with $30.2 million during the second quarter of 1999. Activity levels continued to grow as customers, primarily nondepository, invested principally in short-term securities. For the first six months of 2000, capital markets fee income was $43.3 million compared with $74.6 million for the same period in 1999.

Other fee income
For the second quarter of 2000, deposit transactions and cash management fees grew 12 percent from $26.6 million to $29.7 million. Merchant processing fee income growth was affected by a special assessment received from a large customer in the second quarter of 1999, thus leading to a decline in fee income of 13 percent (from $14.2 million in the second quarter of 1999 to $12.3 million in the second quarter of 2000). Cardholder fees increased 15 percent, from $6.1 million to $7.0 million, from higher interchange collections and price increases. Trust services and investment management fees grew 9 percent from $14.8 million to $16.1 million, and assets under management grew 4 percent. Other income and commissions grew 22 percent from $26.7 million to $32.5 million, with more than half of the growth related to remittance processing fees.

For the first six months of 2000, fees from deposit transactions and cash management increased 13 percent, merchant processing fees declined 6 percent, cardholder fees increased 27 percent, trust and investment management fees increased 9 percent and other income and commissions increased 47 percent. The reasons for these year-to-date trends are similar to the quarterly trends discussed above.

NET INTEREST INCOME
Net interest income (on a fully taxable equivalent basis) increased 4 percent from $147.1 million in the second quarter of 1999 to $152.5 million in the second quarter of 2000 due primarily to the 5 percent increase in earning assets. The consolidated net interest margin (margin) decreased to 3.74 percent for the second quarter of 2000 from 3.81 percent for the same period in 1999, primarily as a result of higher funding costs. The regional banking group's margin declined from 4.98 percent in the second quarter of 1999 to 4.89 percent for the second quarter of 2000.

For the first six months of 2000, net interest income was relatively flat at $298.7 million compared with $296.1 million for the same period in 1999. For this same period, earning assets increased 2 percent. The year-to-date consolidated net interest margin was 3.74 percent compared with 3.78 percent for the same period in 1999.

NONINTEREST EXPENSE
Total noninterest expense (operating expense) decreased 9 percent from $330.7 million for the second quarter of 1999 to $301.7 million for the second quarter of 2000. Employee compensation, incentives and benefits (personnel expense), the largest component of noninterest expense, decreased 10 percent. The percentage change in personnel and total operating expense is affected by activity levels and product mix in mortgage banking and capital markets. The rate of change in total operating expense from year to year was also affected by the inclusion of a full quarter of expense related to the remittance processing function compared with only one month of expense the previous year and lease abandonment costs, fixed asset writeoffs, and severance packages primarily in mortgage banking. With the increase in interest rates and lower prepayments, amortization of mortgage servicing rights declined 40 percent. Other expenses declined 8 percent primarily from the slowdown in mortgage banking activity.

For the first six months of 2000, operating expenses decreased 11 percent and personnel expense decreased 15 percent. Amortization of mortgage servicing rights decreased 40 percent for the six-month period and other expenses, principally related to mortgage banking, decreased 5 percent.

AVERAGE BALANCE SHEET
For the second quarter of 2000, total average assets increased 6 percent to $19.6 billion. Total loans grew 14 percent, with the majority of the growth coming from consumer loans which were up 19 percent and commercial loans which were up 9 percent. Mortgage loans held for sale declined 9 percent. Interest-bearing core deposits and total core deposits declined 4 percent and 2 percent, respectively, while purchased funds increased 18 percent during this same period. Average shareholders' equity increased 9 percent from the second quarter of 1999.

ASSET QUALITY
The provision for loan losses increased $2.1 million from the second quarter of 1999 due to inherent risk in the loan portfolio and loan growth. An analytical model is used based on historical loss experience, current trends, and reasonably foreseeable events to determine the amount of provision to be recognized and to test the adequacy of the loan loss allowance. The allowance for loan losses to total loans at June 30, 2000, was 1.44 percent. The ratio of nonperforming assets to total loans was .45 percent and the ratio of net charge-offs to average loans was .52 percent for the second quarter of 2000 compared with .53 percent and .65 percent, respectively, for the same period in 1999.

Forward-Looking Information
This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of the timing and amount of interest rate movements, competition, ability to execute business plans, items already mentioned in this press release, and other factors described in our recent filings with the Securities and Exchange Commission. First Tennessee disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


              (See accompanying tables for additional information)

GENERAL  INFORMATION

Description
- First Tennessee is a nationwide, diversified financial services institution.
- One of the 50 largest bank holding companies in the United States in asset size and market capitalization.

Banking and other financial services are provided through:
-   The regional banking group (includes trust services and credit card)
-   Three national lines of business -
    -  First Horizon Home Loans (formerly FT Mortgage Companies)
    -  First Tennessee Capital Markets
    -  Transaction processing includes First Horizon Merchant
       Services (credit card merchant processing), MONEYBELT
       (automated teller machine network), and Express Processing
       (nationwide payment processing operation)

Stock Information

- Our common stock is traded on the New York Stock Exchange under the symbol FTN

-   Listed in most newspapers as FstTN Ntl

-   Included in the Standard and Poor's MidCap 400 Index

                      FIRST TENNESSEE NATIONAL CORPORATION
                       PER SHARE DATA AND FINANCIAL RATIOS
                                   (Unaudited)

                                               Year-to-date
                                                  June 30
                                              ---------------       Growth
                                              2000      1999       Rate (%)
                                              ----      ----       --------

PER SHARE DATA:
---------------

Diluted earnings per share                    $.72       $.85        15.3 -
Dividends declared                             .44        .38

SELECTED FINANCIAL RATIOS:
--------------------------

Return on average assets                       .99%      1.24%
Return on average shareholders' equity        15.2       20.0

                                               Quarter Ended
                                                  June 30
                                              ---------------       Growth
                                              2000       1999      Rate (%)
                                              ----       ----      --------
PER SHARE DATA:
---------------

Diluted earnings per share                    $.42       $.45         6.7 -
Dividends declared                             .22        .19

SELECTED FINANCIAL RATIOS:
--------------------------

Return on average assets                      1.14%      1.33%
Return on average shareholders' equity        17.4       20.9

                              QUARTERLY INFORMATION

                                          2Q00        1Q00        4Q99        3Q99        2Q99
                                         ------      ------      ------      ------      ------

PER SHARE DATA:
---------------

Diluted earnings per share               $  .42      $  .30      $  .48      $  .52      $  .45
Dividends declared                          .22         .22         .22         .19         .19

SELECTED FINANCIAL RATIOS:
--------------------------

Return on average assets                   1.14%        .84%       1.35%       1.48%       1.33%
Return on average shareholders'
  equity                                   17.4        13.0        20.7        22.6        20.9

                      FIRST TENNESSEE NATIONAL CORPORATION
                     STATEMENTS OF INCOME - QUARTERLY GROWTH
                                   (Unaudited)

                                               Quarter Ended
                                                  June 30
                                         ------------------------         Growth
(THOUSANDS)                                2000            1999          Rate (%)
-----------                              --------        --------        --------
Interest income                          $344,119        $293,177          17.4 +
Less interest expense                     192,263         146,811          31.0 +
                                         --------        --------
  Net interest income                     151,856         146,366           3.8 +
Provision for loan losses                  17,077          14,979          14.0 +
                                         --------        --------
  Net interest income after
    provision for loan
    losses                                134,779         131,387           2.6 +

Noninterest income:
  Mortgage banking                        134,196         175,696          23.6 --
  Capital markets                          18,973          30,177          37.1 --
  Deposit transactions and
    cash management                        29,731          26,608          11.7 +
  Trust and investment
    management                             16,058          14,753           8.8 +
  Merchant processing                      12,310          14,216          13.4 --
  Cardholder fees                           6,942           6,052          14.7 +
  Securities gains/(losses)                    84             (38)          N/A
  Other income and
    commissions                            32,532          26,757          21.6 +
                                         --------        --------
      Total noninterest income            250,826         294,221          14.7 --
                                         --------        --------
      Adjusted gross income
        after provision for
        loan losses                       385,605         425,608           9.4 --

Noninterest expense:
  Employee compensation,
    incentives and
    benefits                              146,201         162,391          10.0 --
  Occupancy, equipment
    rentals, depreciation,
    and maintenance                        37,758          30,695          23.0 +
  Amortization of mortgage
    servicing rights                       17,954          29,937          40.0 --
  Amortization of intangible
    assets                                  2,666           2,601           2.5 +
  Other                                    97,074         105,067           7.6 --
                                         --------        --------
    Total noninterest expense             301,653         330,691           8.8 --
                                         --------        --------
    Income before income
      taxes                                83,952          94,917          11.6 --
    Applicable income taxes                28,529          33,945          16.0 --
                                         --------        --------
    Net income                           $ 55,423        $ 60,972           9.1 --
                                         ========        ========

    Net interest income - FTE            $152,509        $147,118           3.7 +

                      FIRST TENNESSEE NATIONAL CORPORATION
                      STATEMENTS OF INCOME - YEARLY GROWTH
                                   (Unaudited)

                                                Year-to-date
                                                  June 30
                                         --------------------------       Growth
(THOUSANDS)                                 2000            1999         Rate (%)
-----------                              ----------      ----------      --------
Interest income                           $ 663,418       $ 593,443        11.8 +
Less interest expense                       366,068         298,910        22.5 +
                                          ---------       ---------
  Net interest income                       297,350         294,533         1.0 +
Provision for loan losses                    32,574          29,805         9.3 +
                                          ---------       ---------
  Net interest income after
    provision for loan
    losses                                  264,776         264,728           -

Noninterest income:
  Mortgage banking                          234,068         344,474        32.1 --
  Capital markets                            43,337          74,565        41.9 --
  Deposit transactions and
    cash management                          56,144          49,824        12.7 +
  Trust and investment
    management                               32,052          29,344         9.2 +
  Merchant processing                        23,340          24,925         6.4 --
  Cardholder fees                            13,975          11,014        26.9 +
  Securities gains/(losses)                   1,685             (72)        N/A
  Other income and
    commissions                              68,622          46,710        46.9 +
                                          ---------       ---------
      Total noninterest income              473,223         580,784        18.5 --
                                          ---------       ---------
      Adjusted gross income
       after provision for
       loan losses                          737,999         845,512        12.7 --

Noninterest expense:
  Employee compensation,
    incentives and
    benefits                                286,195         336,286        14.9 --
  Occupancy, equipment
    rentals, depreciation,
    and maintenance                          71,623          59,815        19.7 +
  Amortization of mortgage
    servicing rights                         36,383          60,835        40.2 --
  Amortization of intangible
    assets                                    5,337           5,177         3.1 +
  Other                                     194,994         205,375         5.1 --
                                          ---------       ---------
    Total noninterest expense               594,532         667,488        10.9 --
                                          ---------       ---------
    Income before income
     taxes                                  143,467         178,024        19.4 --
    Applicable income taxes                  48,521          64,023        24.2 --
                                          ---------       ---------
    Net income                            $  94,946       $ 114,001        16.7 --
                                          =========       =========
    Net interest income - FTE             $ 298,652       $ 296,056          .9 +

                      FIRST TENNESSEE NATIONAL CORPORATION
                        STATEMENTS OF INCOME - QUARTERLY
                                   (Unaudited)

(THOUSANDS)                            2Q00            1Q00            4Q99            3Q99            2Q99
-----------                         ----------      ----------      ----------      ----------      ----------
Interest income                      $ 344,119       $ 319,299       $ 310,509       $ 303,212       $ 293,177
Less interest expense                  192,263         173,805         162,859         155,885         146,811
                                     ---------       ---------       ---------       ---------       ---------
   Net interest income                 151,856         145,494         147,650         147,327         146,366
Provision for loan
   losses                               17,077          15,497          14,008          14,110          14,979
                                     ---------       ---------       ---------       ---------       ---------
Net interest income after
   provision for loan
   losses                              134,779         129,997         133,642         133,217         131,387

Noninterest income:
   Mortgage banking                    134,196          99,872         129,378         158,919         175,696
   Capital markets                      18,973          24,364          24,438          27,832          30,177
   Deposit transactions
     and cash management                29,731          26,413          28,985          27,431          26,608
   Trust and investment
     management                         16,058          15,994          14,748          15,715          14,753
   Merchant processing                  12,310          11,030          11,906          12,880          14,216
   Cardholder fees                       6,942           7,033           7,481           7,084           6,052
   Securities gains/
     (losses)                               84           1,601             470           1,859             (38)
   Other income and
     commissions                        32,532          36,090          38,602          34,592          26,757
                                     ---------       ---------       ---------       ---------       ---------
Total noninterest
   income                              250,826         222,397         256,008         286,312         294,221
                                     ---------       ---------       ---------       ---------       ---------
Adjusted gross income
   after provision for
   loan losses                         385,605         352,394         389,650         419,529         425,608

Noninterest expense:
   Employee compensation,
     incentives and
     benefits                          146,201         139,994         143,179         154,175         162,391
   Occupancy, equipment
     rentals, depreciation,
     and maintenance                    37,758          33,865          36,720          34,324          30,695
   Amortization of mortgage
     servicing rights                   17,954          18,429          19,852          22,784          29,937
   Amortization of
     intangible assets                   2,666           2,671           2,686           2,629           2,601
   Other                                97,074          97,920          90,887         100,528         105,067
                                     ---------       ---------       ---------       ---------       ---------
Total noninterest
   expense                             301,653         292,879         293,324         314,440         330,691
                                     ---------       ---------       ---------       ---------       ---------
Income before income
   taxes                                83,952          59,515          96,326         105,089          94,917
Applicable income
   taxes                                28,529          19,992          32,212          35,671          33,945
                                     ---------       ---------       ---------       ---------       ---------
     Net income                      $  55,423       $  39,523       $  64,114       $  69,418       $  60,972
                                     =========       =========       =========       =========       =========

     Net interest
      income - FTE                   $ 152,509       $ 146,143       $ 148,391       $ 148,075       $ 147,118

                      FIRST TENNESSEE NATIONAL CORPORATION
               AVERAGE STATEMENTS OF CONDITION - QUARTERLY GROWTH
                                   (Unaudited)

                                                 Quarter Ended
                                                    June 30
                                         ------------------------------       Growth
(THOUSANDS)                                  2000              1999          Rate (%)
-----------                              ------------      ------------      --------
Loans, net of unearned income:
  Commercial                             $  4,614,858      $  4,249,088         8.6 +
  Consumer(a)                               3,556,245         2,999,728        18.6 +
  Permanent mortgage(a)                       580,065           448,325        29.4 +
  Credit card receivables                     552,292           567,056         2.6 --
  Real estate construction                    541,200           376,433        43.8 +
  Nonaccrual - Regional
    Banking Group                               7,569            12,618        40.0 --
  Nonaccrual - Mortgage
    Banking                                    22,110            16,590        33.3 +
                                         ------------      ------------
     Total loans, net of
      unearned income(a)                    9,874,339         8,669,838        13.9 +
Investment securities                       2,078,623         1,961,012         6.0 +
REMIC securities(a)                           698,807           733,405         4.7 --
Mortgage loans held for sale                2,871,333         3,154,836         9.0 --
Other earning assets                          778,826           946,587        17.7 --
                                         ------------      ------------
     Total earning assets                  16,301,928        15,465,678         5.4 +
Cash and due from banks                       835,129           730,574        14.3 +
Other assets                                2,434,048         2,245,225         8.4 +
                                         ------------      ------------
     Total assets                        $ 19,571,105      $ 18,441,477         6.1 +
                                         ============      ============

Certificates of deposit under
  $100,000 and other time                $  2,303,376      $  2,414,716         4.6 --
Other interest-bearing deposits             3,778,684         3,950,084         4.3 --
                                         ------------      ------------
     Total interest-bearing
      core deposits                         6,082,060         6,364,800         4.4 --
Certificates of deposit
  $100,000 and more                         3,687,760         2,714,710        35.8 +
Short-term borrowed funds                   4,431,274         4,145,517         6.9 +
Term borrowings                               359,846           376,787         4.5 --
                                         ------------      ------------
     Total interest-bearing
      liabilities                          14,560,940        13,601,814         7.1 +
Demand deposits                             1,817,423         1,835,262         1.0 --
Other noninterest-bearing
  deposits                                  1,092,605         1,010,191         8.2 +
Other liabilities                             718,150           723,260          .7 --
Qualifying capital securities(b)              100,000           100,000           -
Shareholders' equity                        1,281,987         1,170,950         9.5 +
                                         ------------      ------------
     Total liabilities and
      shareholders' equity               $ 19,571,105      $ 18,441,477         6.1 +
                                         ============      ============

(a) As a result of the Real Estate Mortgage Investment Conduit certain securitized consumer and permanent mortgage loans are now classified as REMIC securities

(b) Guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures

                      FIRST TENNESSEE NATIONAL CORPORATION
                 AVERAGE STATEMENTS OF CONDITION - YEARLY GROWTH
                                   (Unaudited)

                                                   Year-to-date
                                                      June 30
                                           ----------------------------
                                                                            Growth
(THOUSANDS)                                    2000            1999        Rate (%)
-----------------                          ------------- -------------- ---------------
Loans, net of unearned income:
   Commercial                              $  4,538,784    $  4,200,285       8.1 +
   Consumer (c)                               3,456,474       3,044,785      13.5 +
   Permanent mortgage (c)                       559,287         436,391      28.2 +
   Credit card receivables                      564,018         569,940       1.0 --
   Real estate construction                     525,029         378,440      38.7 +
   Nonaccrual - Regional
     Banking Group                                7,476          11,786      36.6 --
   Nonaccrual - Mortgage
     Banking                                     22,829          19,920      14.6 +
                                           ------------    ------------
      Total loans, net of
       unearned income (c)                    9,673,897       8,661,547      11.7 +
Investment securities                         2,228,575       1,924,927      15.8 +
REMIC securities (c)                            714,789         637,976      12.0 +
Mortgage loans held for sale                  2,598,557       3,544,430      26.7 --
Other earning assets                            746,332         891,409      16.3 --
                                           ------------    ------------
      Total earning assets                   15,962,150      15,660,289       1.9 +
Cash and due from banks                         875,487         716,683      22.2 +
Other assets                                  2,433,022       2,154,836      12.9 +
                                           ------------    ------------
      Total assets                         $ 19,270,659    $ 18,531,808       4.0 +
                                           ============    ============

Certificates of deposit under
 $100,000 and other time                   $  2,316,792    $  2,436,501       4.9 --
Other interest-bearing deposits               3,810,511       3,963,185       3.9 --
                                           ------------    ------------
      Total interest-bearing
       core deposits                          6,127,303       6,399,686       4.3 --
Certificates of deposit
 $100,000 and more                            3,388,854       3,037,153      11.6 +
Short-term borrowed funds                     4,450,368       3,903,159      14.0 +
Term borrowings                                 376,935         390,447       3.5 --
                                           ------------    ------------
      Total interest-bearing
       liabilities                           14,343,460      13,730,445       4.5 +
Demand deposits                               1,861,483       1,835,983       1.4 +
Other noninterest-bearing
 deposits                                       971,739         995,200       2.4 --
Other liabilities                               739,442         721,437       2.5 +
Qualifying capital securities (d)               100,000         100,000       -
Shareholders' equity                          1,254,535       1,148,743       9.2 +
                                           ------------    ------------
      Total liabilities and
       shareholders' equity                $ 19,270,659    $ 18,531,808       4.0 +
                                           ============    ============

(c) As a result of the Real Estate Mortgage Investment Conduit certain securitized consumer and permanent mortgage loans are now classified as REMIC securities

(d) Guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures

                      FIRST TENNESSEE NATIONAL CORPORATION
                   AVERAGE STATEMENTS OF CONDITION - QUARTERLY
                                   (Unaudited)

(MILLIONS)                           2Q00         1Q00          4Q99          3Q99          2Q99
---------------------------------  ----------- -----------  ------------  -------------  ----------
Loans, net of
  unearned income:
    Commercial                     $ 4,614.9     $ 4,462.7     $ 4,380.9     $ 4,304.1     $ 4,249.1
    Consumer (e)                     3,556.2       3,356.7       3,200.6       3,048.6       2,999.7
    Permanent mortgage (e)             580.1         538.5         491.1         460.2         448.3
    Credit card
     receivables                       552.3         575.8         581.0         572.8         567.1
    Real estate
     construction                      541.2         508.9         457.8         385.3         376.4
    Nonaccrual - Regional
     Banking Group                       7.6           7.4          10.8          12.1          12.6
    Nonaccrual - Mortgage
     Banking                            22.1          23.5          21.4          20.1          16.6
                                    ---------    ---------     ---------     ---------     ---------
    Total loans, net of
     unearned income (e)             9,874.4       9,473.5       9,143.6       8,803.2       8,669.8
Investment
  securities                         2,078.6       2,378.5       2,122.1       1,979.3       1,961.0
REMIC securities (e)                   698.8         730.8         765.7         813.4         733.4
Mortgage loans
  held for sale                      2,871.3       2,325.8       2,766.8       3,025.7       3,154.9
Other earning
  assets                               778.8         713.8         721.3         875.5         946.6
                                   ---------     ---------     ---------     ---------     ---------
    Total earning assets            16,301.9      15,622.4      15,519.5      15,497.1      15,465.7
Cash and due from banks                835.1         915.8         871.9         809.7         730.6
Other assets                         2,434.1       2,432.0       2,391.8       2,326.5       2,245.2
                                   ---------     ---------     ---------     ---------     ---------
    Total assets                   $19,571.1     $18,970.2     $18,783.2     $18,633.3     $18,441.5
                                   =========     =========     =========     =========     =========

Certificates of deposit
  under $100,000 and
  other time                       $ 2,303.4     $ 2,330.2     $ 2,350.7     $ 2,371.0     $ 2,414.7
Other interest-bearing
  deposits                           3,778.7       3,842.3       3,818.8       3,861.6       3,950.1
                                   ---------     ---------     ---------     ---------     ---------
    Total interest-bearing
     core deposits                   6,082.1       6,172.5       6,169.5       6,232.6       6,364.8
Certificates of deposit
  $100,000 and more                  3,687.7       3,090.0       3,674.1       2,903.1       2,714.7
Short-term borrowed funds            4,431.3       4,469.5       3,645.0       4,245.0       4,145.5
Term borrowings                        359.8         394.0         369.2         335.0         376.8
                                   ---------     ---------     ---------     ---------     ---------
    Total interest-bearing
       liabilities                  14,560.9      14,126.0      13,857.8      13,715.7      13,601.8
Demand deposits                      1,817.4       1,905.5       1,940.1       1,853.3       1,835.3
Other noninterest-
  bearing deposits                   1,092.6         850.9         892.7       1,005.8       1,010.2
Other liabilities                      718.2         760.7         761.2         741.6         723.3
Qualifying capital
  securities (f)                       100.0         100.0         100.0         100.0         100.0
Shareholders' equity                 1,282.0       1,227.1       1,231.4       1,216.9       1,170.9
                                   ---------     ---------     ---------     ---------     ---------
    Total liabilities and
     shareholders' equity          $19,571.1     $18,970.2     $18,783.2     $18,633.3     $18,441.5
                                   =========     =========     =========     =========     =========

Diluted shares
  outstanding                          131.8         132.5         133.3         134.2         134.7

(e) As a result of the Real Estate Mortgage Investment Conduit certain securitized consumer and permanent mortgage loans are now classified as REMIC securities

(f) Guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures

                      FIRST TENNESSEE NATIONAL CORPORATION
                       PERIOD-END STATEMENTS OF CONDITION
                                   (Unaudited)

                                                           June 30                  Growth
(THOUSANDS)                                         2000            1999           Rate (%)
------------------                               ------------  --------------  --------------
Loans, net of unearned income:
  Commercial                                      $ 4,653,494     $ 4,295,676       8.3  +
  Consumer (g)                                      3,484,894       2,954,702      17.9  +
  Permanent mortgage (g)                              608,827         454,364      34.0  +
  Credit card receivables                             553,255         576,377       4.0  --
  Real estate construction                            550,117         351,651      56.4  +
  Nonaccrual - Regional
    Banking Group                                       5,973          11,633      48.7  --
  Nonaccrual - Mortgage
    Banking                                            20,589          16,874      22.0  +
                                                 ------------    ------------
     Total loans, net of
      unearned income (g)                           9,877,149       8,661,277      14.0  +
Investment securities                               2,093,029       2,000,045       4.6  +
REMIC securities (g)                                  678,827         837,131      18.9  --
Mortgage loans held for sale                        2,950,272       2,868,885       2.8  +
Other earning assets                                  626,198         691,203       9.4  --
                                                  -----------     -----------
     Total earning assets                          16,225,475      15,058,541       7.7  +
Cash and due from banks                               844,741         764,018      10.6  +
Other assets                                        2,734,400       2,801,091       2.4  --
                                                  -----------     -----------
     Total assets                                 $19,804,616     $18,623,650       6.3  +
                                                  ===========     ===========

Certificates of deposit under
  $100,000 and other time                         $ 2,317,779     $ 2,388,353       3.0  --
Other interest-bearing deposits                     3,676,523       3,879,839       5.2  --
                                                  -----------     -----------
     Total interest-bearing
      core deposits                                 5,994,302       6,268,192       4.4  --
Certificates of deposit
  $100,000 and more                                 3,582,025       2,365,589      51.4  +
Short-term borrowed funds                           4,366,824       3,964,372      10.2  +
Term borrowings                                       359,830         326,860      10.1  +
                                                  -----------     -----------
     Total interest-bearing
      liabilities                                  14,302,981      12,925,013      10.7  +
Demand deposits                                     1,742,288       1,950,476      10.7  --
Other noninterest-bearing
  deposits                                          1,236,806         932,358      32.7  +
Other liabilities                                   1,120,789       1,521,718      26.3  --
Qualifying capital securities (h)                     100,000         100,000       -
Shareholders' equity                                1,301,752       1,194,085       9.0  +
                                                  -----------     -----------
     Total liabilities and
          shareholders' equity                    $19,804,616     $18,623,650       6.3  +
                                                  ===========     ===========

(g) As a result of the Real Estate Mortgage Investment Conduit certain securitized consumer and permanent mortgage loans are now classified as REMIC securities

(h) Guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures

                      FIRST TENNESSEE NATIONAL CORPORATION
                            ASSET QUALITY HIGHLIGHTS
                                   (Unaudited)

(THOUSANDS)                           2Q00          1Q00          4Q99          3Q99          2Q99
---------------------------        ----------- ------------- ------------- ------------- -----------
ALLOWANCE FOR
  LOAN LOSSES:
  Beginning Reserve                $ 140,736     $ 139,603     $ 139,426     $ 138,595     $ 139,387
  Provision                           17,077        15,497        14,008        14,110        14,979
  Securitization adjustment           (2,173)            -             -             -        (1,790)
  Adjustment due to
    divestiture                            -             -             -          (893)            -
  Charge-offs                        (14,922)      (16,487)      (16,216)      (14,366)      (16,102)
  Loan recoveries                      2,004         2,123         2,385         1,980         2,121
                                   ---------     ---------     ---------     ---------     ---------
   Ending Balance                  $ 142,722     $ 140,736     $ 139,603     $ 139,426     $ 138,595
                                   =========     =========     =========     =========     =========

NONPERFORMING ASSETS:
  Nonperforming loans              $   5,973     $   7,047     $   7,054     $  11,476     $  11,633
  Foreclosed real
   estate                              4,108         5,698         5,777         5,825         5,267
  Other assets                            90            91            91            85           202
                                   ---------     ---------     ---------     ---------     ---------
   Total Regional
    Banking Group                     10,171        12,836        12,922        17,386        17,102
                                   ---------     ---------     ---------     ---------     ---------
  Mortgage Banking
   nonperforming
   loans                              20,589        24,621        22,064        21,215        16,874
  Mortgage Banking
   foreclosed real
   estate                             13,769        12,716        12,093        11,240        11,701
                                   ---------     ---------     ---------     ---------     ---------
    Total nonperforming
     assets                        $  44,529     $  50,173     $  47,079     $  49,841     $  45,677
                                   =========     =========     =========     =========     =========

Loans and leases
  past due 90 days
  or more                          $  38,013     $  31,259     $  29,849     $  24,004     $  23,593

                      FIRST TENNESSEE NATIONAL CORPORATION
                            ASSET QUALITY HIGHLIGHTS
                                   (Unaudited)

                                       2Q00          1Q00          4Q99          3Q99          2Q99
                                    ----------- ------------- ------------- ------------ -----------
TOTAL FIRST TENNESSEE:
Nonperforming loans
  ratio (i)                              .27%          .33%          .31%          .37%          .33%
Nonperforming assets
  ratio (j)                              .45           .52           .50           .56           .53
Allowance to total loans                1.44          1.47          1.49          1.56          1.60
Allowance to
  nonperforming loans                 537.32        444.41        479.44        426.50        486.18
Allowance to
  nonperforming assets                320.51        280.50        296.53        279.74        303.42
Net charge-off ratio (k)                 .52           .61           .61           .56           .65

REGIONAL BANKING GROUP:
Nonperforming loans
  ratio (i)                              .07%          .08%          .08%          .14%          .14%
Nonperforming assets
  ratio (j)                              .11           .14           .15           .20           .21
Allowance to total loans                1.45          1.46          1.47          1.53          1.58
Allowance to
  nonperforming loans               2,227.74      1,854.58      1,830.82      1,134.93      1,121.05
Allowance to
  nonperforming assets              1,308.26      1,018.17        999.43        749.14        762.55

(i) Ratio is nonperforming loans to total loans

(j) Ratio is nonperforming assets to total loans plus foreclosed real estate and other assets

(k) Ratio is net charge-offs to average loans

                      FIRST TENNESSEE NATIONAL CORPORATION
                         NET INTEREST MARGIN HIGHLIGHTS
                                   (Unaudited)

                                     2Q00        1Q00        4Q99        3Q99        2Q99
---------------------------         ------      ------      ------      ------      ------

REGIONAL BANKING GROUP
 Yields on earning assets             8.46 %      8.23 %      8.06 %      7.98 %      7.80 %
 Rates paid on interest-
   bearing liabilities                4.60        4.25        3.99        3.90        3.73
                                    ------      ------      ------      ------      ------
 Net interest spread                  3.86        3.98        4.07        4.08        4.07
                                    ------      ------      ------      ------      ------
 Effect of interest-free
   sources                             .86         .76         .82         .74         .77
 Loan fees                             .17         .15         .13         .15         .13
 FRB interest and penalties              -         .01         .01           -         .01
                                    ------      ------      ------      ------      ------
  Net interest margin-
     REGIONAL BANKING GROUP           4.89 %      4.90 %      5.03 %      4.97 %      4.98 %
MORTGAGE BANKING                     (1.03)      (1.04)      (1.07)      (1.00)       (.99)
CAPITAL MARKETS                       (.13)       (.13)       (.16)       (.17)       (.20)
TRANSACTION PROCESSING                 .01         .01         .02         .02         .02
                                    ------      ------      ------      ------      ------
  Net interest margin                 3.74 %      3.74 %      3.82 %      3.82 %      3.81 %
                                    ======      ======      ======      ======      ======

                      FIRST TENNESSEE NATIONAL CORPORATION
                               CAPITAL HIGHLIGHTS
            (Dollars in millions except per share amounts, Unaudited)

                                       2Q00            1Q00            4Q99            3Q99            2Q99
----------------                    ----------      ----------      ----------      ----------      ----------
Tier 1 Capital(l)                   $  1,252.9      $  1,222.9      $  1,218.1      $  1,208.5      $  1,135.1
Tier 2 Capital(l)                        452.6           450.2           448.5           466.2           465.4
                                    ----------      ----------      ----------      ----------      ----------
     Total Capital(l)               $  1,705.5      $  1,673.1      $  1,666.6      $  1,674.7      $  1,600.5
                                    ==========      ==========      ==========      ==========      ==========

Risk-Adjusted
     Assets(l)                      $ 15,026.0      $ 14,829.6      $ 13,893.3      $ 13,744.0      $ 13,340.5

Tier 1 Ratio(l)                           8.34%           8.25%           8.77%           8.79%           8.51%
Tier 2 Ratio(l)                           3.01            3.03            3.23            3.39            3.49
                                    ----------      ----------      ----------      ----------      ----------
     Total Capital
        Ratio(l)                         11.35%          11.28%          12.00%          12.18%          12.00%
                                    ==========      ==========      ==========      ==========      ==========

Leverage Ratio(l)                         6.44%           6.48%           6.53%           6.53%           6.21%

Shareholders' Equity/Assets
     Ratio (m)                            6.55            6.47            6.56            6.53            6.35

Total Equity (n)/Assets
     Ratio (m)                            7.06            7.00            7.09            7.07            6.89

Book Value                              $ 9.95          $ 9.67          $ 9.52          $ 9.51          $ 9.12

(l) Current quarter is an estimate

(m) Calculated on average balances

(n) Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures

                      FIRST TENNESSEE NATIONAL CORPORATION
                        REGIONAL BANKING GROUP HIGHLIGHTS
                       (Earnings in thousands, Unaudited)
                            (Statistics in millions)

                                      2Q00          1Q00          4Q99          3Q99          2Q99
                                    --------      --------      --------      --------      --------
REGIONAL BANKING GROUP
----------------------
Total Revenues                      $200,820      $198,730      $204,324      $196,433      $189,529
Loan Loss Provision                   17,077        15,527        12,292        12,498        12,146
Operating Expenses                   114,908       117,650       111,151       114,636       114,688
                                    --------      --------      --------      --------      --------
 Pre-Tax Income                     $ 68,835      $ 65,553      $ 80,881      $ 69,299      $ 62,695

      RETAIL/COMMERCIAL BANK
      ----------------------
      Total Revenues                $167,727      $165,731      $171,555      $163,634      $158,769
      Loan Loss Provision             11,284         9,755         6,508         7,268         6,808
      Operating Expenses             100,373       101,518        96,090        98,496        99,643
                                    --------      --------      --------      --------      --------
        Pre-Tax Income              $ 56,070      $ 54,458      $ 68,957      $ 57,870      $ 52,318

      CREDIT CARD
      -----------
      Total Revenues                $ 17,143      $ 17,133      $ 17,184      $ 17,341      $ 16,044
      Loan Loss Provision              5,793         5,772         5,784         5,230         5,338
      Operating Expenses               4,908         6,123         4,878         5,825         6,253
                                    --------      --------      --------      --------      --------
        Pre-Tax Income              $  6,442      $  5,238      $  6,522      $  6,286      $  4,453

      KEY STATISTICS:
      Outstandings                  $  553.3      $  555.7      $  607.2      $  578.4      $  576.4
      Net Charge-offs/
        Average Loans                   4.05%         3.90%         3.82%         3.55%         3.51%

      TRUST SERVICES
      --------------
      Total Revenues                $ 15,950      $ 15,866      $ 15,585      $ 15,458      $ 14,716
      Operating Expenses               9,627        10,009        10,183        10,315         8,792
                                    --------      --------      --------      --------      --------
        Pre-Tax Income              $  6,323      $  5,857      $  5,402      $  5,143      $  5,924

      KEY STATISTICS:
      Managed Assets(o)
       (FTBNA)                      $9,801.8      $9,840.0      $9,642.0      $9,047.6      $9,416.4

(o) Current quarter is an estimate

The business line financial information excludes significant nonrecurring items, such as security gains and losses. Expenses have been allocated based on management's best estimates, and equity has been assigned to reflect the inherent risk in each individual business line.

                      FIRST TENNESSEE NATIONAL CORPORATION
                       NATIONAL BUSINESS LINES HIGHLIGHTS
                       (Earnings in thousands, Unaudited)

                                                 2Q00            1Q00            4Q99            3Q99            2Q99
                                              ----------      ----------      ----------      ----------      ----------
MORTGAGE BANKING
----------------
Total Revenues                                $  149,441      $  112,490      $  142,556      $  174,630      $  192,019
Loan Loss Provision                                    -             (30)          1,716           1,612           2,833
Operating Expenses                               141,496         129,021         134,506         152,098         170,240
                                              ----------      ----------      ----------      ----------      ----------
  Pre-Tax Income                              $    7,945      $  (16,501)     $    6,334      $   20,920      $   18,946

      Key Statistics (in millions):
      Origination Volume                      $  4,286.6      $  3,508.4      $  3,868.2      $  4,387.1      $  5,639.3
      Servicing Portfolio                     $ 45,774.3      $ 43,070.4      $ 44,628.4      $ 46,917.8      $ 44,281.2

CAPITAL MARKETS
---------------
Total Revenues                                $   20,329      $   25,124      $   25,519      $   28,813      $   31,410
Operating Expenses                                17,178          19,903          19,182          20,886          24,078
                                              ----------      ----------      ----------      ----------      ----------
  Pre-Tax Income                              $    3,151      $    5,221      $    6,337      $    7,927      $    7,332

      Key Statistics (in millions):
      Total Securities
        Bought/Sold                           $188,189.0      $148,048.1      $120,886.9      $128,785.5      $138,765.6
      Total
        Underwritings                         $  4,112.5      $  4,409.8      $  2,667.0      $  5,936.6      $  8,036.0

TRANSACTION PROCESSING
----------------------
Total Revenues                                $   32,661      $   30,595      $   31,530      $   32,652      $   28,419
Operating Expenses                                25,948          24,182          26,455          24,285          19,655
                                              ----------      ----------      ----------      ----------      ----------
  Pre-Tax Income                              $    6,713      $    6,413      $    5,075      $    8,367      $    8,764

      Key Statistics (in thousands):
      Merchant
        Transactions
        Processed                               35,067.1        31,103.1        31,535.4        32,930.8        43,132.4
      MONEY BELT
        Transactions
        Processed
        (correspondent)                          8,720.8         7,610.2         7,945.2         7,979.2         7,737.4
      First Express
        Transactions
        Processed                              127,290.2       122,479.7       119,797.5       122,403.6        90,721.3

The business line financial information excludes significant nonrecurring items, such as security gains and losses. Expenses have been allocated based on management's best estimates, and equity has been assigned to reflect the inherent risk in each individual business line.